Certificate No. ________ *For* ____________

Issued to ____________________________

____

Dated ______________, ______

From whom transferred

____

Dated ______________, ______

NO. ORIGINAL CERTIFICATE	NO. ORIGINAL SHARES	SHARES TRANSFERRED

Received Certificate No. ______

for ____________________

this _____ *day of* _______, ______

____

____

NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
JUNE 6, 2011

SHARES

SERVICE TEAM INC

AUTHORIZED: 74,000,000 SHARES COMMON STOCK PAR VALUE $ .001 EACH

VOID

This Certifies that ______________________________ *is the*
registered holder of ______________________________ *Shares*
of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*
this ____________ *day* *of* ____________ *A.D.* ________

____
SECRETARY

____
PRESIDENT